UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2019

MEDPACE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37856	32-0434904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5375 Medpace Way

Cincinnati, Ohio 45227

(513) 579-9911

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MEDP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2019, the independent directors of the Board of Directors (the “Board”) of Medpace Holdings, Inc. (the “Company”) recommended to the Board, and the Board unanimously approved, that Dr. Thomas C. King be appointed to fill the Class I vacancy on the Board of the Company, effective October 24, 2019, and that Dr. King shall hold such position as a Class I director until the 2020 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Dr. King has not been, nor is he expected to be, named to any committees of the Board at this time.

Dr. King is a physician and a board certified Pathologist with a Ph.D. in Molecular Biology and extensive experience as a laboratory director in hospital, academic and corporate settings. Currently Dr. King is the Medical Director at Immunovia, Inc. and an Adjunct Associate Professor in the School of Health Professions at Rutgers, The State University of New Jersey. From 2013 to 2017, Dr. King was the Chief of Pathology and Laboratory Medicine at St. Vincent Hospital in Worcester, Massachusetts. Dr. King was a Partner and Medical Director of Pathology and Laboratory Medicine at University Pathologists, LLC in Providence, Rhode Island from 2009 to 2013, and the Medical Director of Pathology and Laboratory Medicine at the University Medical Group in Providence, Rhode Island from 2007 to 2008. From 2002 to 2003, Dr. King was the Senior Director of Molecular Pathology at Millennium Pharmaceuticals. Additionally, Dr. King has held various positions in academia including at Boston University School of Medicine, Brown University School of Medicine, the University of Connecticut School of Medicine and Washington University Medical Center. Dr. King was a Director and Chair of the Corporate Governance Committee of predecessor entities of the Company from 2004 to 2011. Dr. King received his Bachelor of Arts degree, M.D. and Ph.D. from Washington University in St. Louis.

Dr. King will participate in the Company’s standard compensation program for non-employee directors. On October 24, 2019, Dr. King was granted an equity award in the form of an option to purchase 3,021 shares of the Company’s common stock with an exercise price equal to the closing price per share of the Company’s common stock on October 24, 2019, the date of the grant, and a term of seven years. The Company has entered into the Company’s standard indemnification agreement for directors and officers with Dr. King.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPACE HOLDINGS, INC.

Date: October 25, 2019	By:	/s/ Stephen P. Ewald
	Name:	Stephen P. Ewald
	Title:	General Counsel and Corporate Secretary